Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Diversified Dividend and Income Fund
333-107521
811-21407

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a new
investment
management
agreement

 Common and
Preferred shares
voting together as a
class

   For

                       9,218,876

   Against

                          268,411

   Abstain

                          334,441

   Broker Non-Votes

                       2,920,098

      Total

                     12,741,826




To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
NWQ Investment
Management
Company, LLC



   For

                       9,152,279

   Against

                          306,578

   Abstain

                          362,871

   Broker Non-Votes

                       2,920,098

      Total

                     12,741,826




To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
Security Capital
Research &
Management
Incorporated



   For

                       9,125,055

   Against

                          317,669

   Abstain

                          379,004

   Broker Non-Votes

                       2,920,098

      Total

                     12,741,826




To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
Symphony Asset
Management LLC



   For

                       9,126,095

   Against

                          315,648

   Abstain

                          379,985

   Broker Non-Votes

                       2,920,098

      Total

                     12,741,826



To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
Wellington
Management
Company, LLP


   For

                       9,136,459

   Against

                          305,494

   Abstain

                          379,775

   Broker Non-Votes

                       2,920,098

      Total

                     12,741,826

   For

                       7,076,849

   Against

                          176,514

   Abstain

                          182,681

   Broker Non-Votes

                       3,892,024

      Total

                     11,328,068




To approve a new sub-advisory
agreement between Nuveen
Asset Management and
Spectrum Asset Management,
Inc.


   For

                       7,068,075

   Against

                          165,770

   Abstain

                          202,199

   Broker Non-Votes

                       3,892,024

      Total

                     11,328,068


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013072.